Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of China Expert Technology, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2004 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.      The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2006	By: /s/ Fu Wan Chung, Simon
Name: Fu Wan Chung, Simon
Title: Chief Financial Officer

A signed original of this written statement required by Section 906, or other documents authentications, acknowledging, or otherwise adopting the signatures that appears in typed for within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the United States Securities and Exchange Commission or its staff upon request.